BlackRock Municipal Bond Fund, Inc. (the "Registrant")
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                      BlackRock Short-Term Municipal Fund

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Articles of Amendment, dated August 31, 2015, and filed with the State Department of Assessments and Taxation of the State of Maryland.

                                                                EXHIBIT 77Q1(A)

                      BLACKROCK MUNICIPAL BOND FUND, INC.

                             ARTICLES OF AMENDMENT

   BLACKROCK MUNICIPAL BOND FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

   FIRST: Pursuant to Section 2-605 of the Maryland General Corporation Law
   -----
(the "MGCL"), the charter of the Corporation is hereby amended by renaming the class of stock of the BlackRock Short-Term Municipal Fund series of the Corporation as set forth below:

       CURRENT NAME OF CLASS OF                  NEW NAME OF CLASS OF
  BLACKROCK SHORT-TERM MUNICIPAL FUND    BLACKROCK SHORT-TERM MUNICIPAL FUND
  -----------------------------------    -----------------------------------
        BlackRock Common Stock                   Class K Common Stock

   SECOND: The amendment to the charter of the Corporation that is effected by
   ------
these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.

   THIRD: The authorized stock of the Corporation has not been increased by
   -----
these Articles of Amendment.

   FOURTH: As amended hereby, the charter of the Corporation shall remain in
   ------
full force and effect.

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   IN WITNESS WHEREOF, BLACKROCK MUNICIPAL BOND FUND, INC., has caused these
Articles of Amendment to be signed in its name and on its behalf by the person named below who acknowledges that these Articles of Amendment are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 31st day of August 2015.

                                BLACKROCK MUNICIPAL BOND FUND, INC.

                                By:     /s/ John M. Perlowski
                                        ----------------------------------------
                                Name:   John M. Perlowski
                                Title:  President and Chief Executive Officer

Witness:

/s/ Benjamin Archibald
----------------------------
Name: Benjamin Archibald
Title: Secretary

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